UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2023

PROPHASE LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Stewart Avenue, Suite 200 Garden City, New York	11530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 345-0919

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer

On January 4, 2024, ProPhase Labs, Inc. (the “Company”) announced that Jed A. Latkin has been appointed to serve as Chief Operating Officer of the Company, effective on January 1, 2024.

Jed A. Latkin served as a director and Chief Executive Officer of Navidea Biopharmaceuticals, Inc. (“Navidea”) from October 2018 until October 2021 and as Chief Operating Officer and Chief Financial Officer of Navidea from May 2017 to October 2018. Mr. Latkin also served as Interim Chief Operating Officer of Navidea from April 2016 to April 2017. Mr. Latkin has more than twenty eight years of experience in the financial industry supporting many investments in major markets. including biotechnology and pharmaceuticals. He most recently was employed by Nagel Avenue Capital, LLC since 2010, and in that capacity he provided contracted services as a Turnaround Specialist for numerous companies and asset management firms. Mr. Latkin was responsible for a large diversified portfolio of asset-based investments in varying industries, including product manufacturing, agriculture, energy, and healthcare. In connection with this role, he served as Chief Executive Officer of End of Life Petroleum Holdings, LLC and Black Elk Energy, LLC, Chief Financial Officer of Viper Powersports, Inc. and West Ventures, LLC, and Portfolio Manager of Precious Capital, LLC. Mr. Latkin previously served on the Board of Directors for Navidea from October 2018 until October 2021, CORAR from October 2018 until October 2021, Viper Powersports, Inc. from 2012 to 2013, and the Renewable Fuels Association and Buffalo Lake Advanced Biofuels. Mr. Latkin worked for over ten years in Investment Banking at Citigroup, Morgan Stanley, and Fleet Boston Robertson Stephens. He also spent five years as a Co-Portfolio Manager for ING Investment Management. Mr. Latkin earned a B.A. from Rutgers University and a M.B.A. from Columbia Business School.

On December 28, 2023, Mr. Latkin accepted the Company’s Offer and Terms of Employment (the “Latkin Offer Letter”), which provides that Mr. Latkin’s annual base compensation in connection with his service as Chief Operating Officer of the Company will be $350,000. He will also be entitled to a sign-on bonus in the amount of $80,000. In addition, as an inducement to his employment as Chief Operating Officer of the Company, the Company granted Mr. Latkin stock options (the “Options”) to purchase up to 500,000 shares of the Company’s common stock, with an exercise price of $6.00 per share and will be exercisable for a period of seven years, pursuant to an inducement option award agreement to be entered into between the Company and Mr. Latkin. This award was made in accordance with the employment inducement award exemption provided by Nasdaq Rule 5635(c)(4) and was therefore not awarded under the Company’s stockholder approved equity plan. The Options will vest over a three-year period, with 25% of the Options vested at the time of grant and the remainder of the Options vesting ratably on each of the first three anniversaries of the commencement date of his employment and subject to continued service on each vesting date. Mr. Latkin will be eligible for an annual discretionary bonus based on both the performance of the Company and of Mr. Latkin, individually. Mr. Latkin will also be eligible to participate in any and all benefit plans of the Company that are made generally available to similarly-situated employees of the Company.

In connection with Mr. Latkin’s appointment as Chief Operating Officer the Company, Mr. Latkin will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2009 and is incorporated herein by reference. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Latkin for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as principal accounting officer.

There are no family relationships between Mr. Latkin and any of the officers or directors of the Company, and there are no related party transactions with Mr. Latkin that are reportable under Item 404(a) of Regulation S-K.

Chief Financial Officer and Controller

On December 28, 2023, the Company and Robert A. Morse mutually agreed that Mr. Morse would cease to be Chief Financial Officer of the Company and resume his role as Controller of the Company, effective January 1, 2024, reporting to the Chief Operating Officer of the Company.

The foregoing summary of the Latkin Offer Letter does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Latkin Offer Letter, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release dated January 4, 2024, relating to the announcement described in Item 5.02, is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1*	Latkin Offer Letter, dated as of December 28, 2023, by and between ProPhase Labs, Inc. and Jed A. Latkin

99.1	Press Release dated January 4, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of this Exhibit have been omitted pursuant to Regulation S-K Item 601(a)(6) promulgated under the Exchange Act. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date: January 4, 2024